[STAMP]
                            ARTICLES OF MERGER

Pursuant to the provisions of the General Corporation Law of the State of Nevada, NNS 92A 200, the undersigned corporation hereby submits the following Articles of Merger for filing for the purpose of merging Profit Financial Corporation, a Utah corporation ("PROFIT") into Wade Cook Financial Corporation, a Nevada corporation ("WADE"), and together with PROFIT, "Constituent Entity".

                              ARTICLE I

     Profit Financial Corporation is a corporation organized and existing under the laws of Utah with its agent address at 3098 South Highland Drive, Suite 460, Salt Lake City, Utah 84106.

     Wade Cook Financial Corporation is a corporation duly organized and existing under the laws of the State of Nevada whose agent address is 3885 S. Decatur Blvd., Suite 2010, Las Vegas, NV, 89103.

                             ARTICLE II

     A plan of merger (the "Plan") attached to these Articles of Merger as Exhibit A, has been approved by the shareholders of each Constituent Entity.

                             ARTICLE III

     Neither Constituent Entity is a subsidiary and therefore, the approval of the shareholders of any parent company was not necessary.

                             ARTICLE IV

     A copy of the Articles of Incorporation of Wade Cook Financial Corporation is attached hereto for filing with the Secretary of State.

                             ARTICLE V

     The Plan of Merger is attached hereto as Exhibit A.

     DATED this 10th day of September, 1997.


                                  WADE COOK FINANCIAL CORPORATION


                                  By:  /s/ Wade B. Cook
                                      ---------------------------
                                  Name:  Wade B. Cook
                                  Title: President

ACKNOWLEDGED:                                    State of Utah
                                              Department of Commerce
                                   Division of Corporations and Commercial Code

WADE COOK FINANCIAL CORPORATION      I hereby certify that the foregoing has
                                     been pled and approved on the 22 day
                                     of           97. In the office of this
By: /s/ Laura M. Cook                Division and hereby issue this Certificate
   ----------------------------      thereof.
Name:  Laura M. Cook
Title: Secretary                     Examiner -------------------- Date 12/26/97

                                            /s/ Korla S. Woods
                                            ----------------------
                                            Korla S. Woods
                                            Division Director

                         AGREEMENT AND PLAN OF MERGER

     This Plan of Merger is made and entered into this 22nd day of December, 1997, by and between Profit Financial Corporation, a Utah corporation ("PROFIT"), and Wade Cook Financial Corporation, a Nevada corporation ("WADE" or the "Surviving Company").

                                   RECITALS

     A. PROFIT is a public reporting corporation organized and existing under the laws of the State of Utah whose registered address is 3098 South Highland Drive, Suite 460, Salt Lake City, Utah, 84106 and has total authorized capital stock consisting of 20,000,000 shares of common stock, par value of $0.01, and 5,000,000 shares of preferred stock, par value $10.00.

     B. WADE is a Nevada corporation formed and existing under the laws of the State of Nevada whose registered address is 3885 S. Decatur Blvd., Suite 2010, Las Vegas, Nevada, 89103 and who has total authorized capital stock consisting of 60,000,000 shares of common stock with a par value of $0.01 per share and 5,000,000 shares of preferred stock with a par value of $10.00 per share.

     C. The Board of Directors of WADE and of PROFIT, respectively, deem it advisable for PROFIT to merge with and into WADE.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, WADE and PROFIT hereby agree to the following Plan of
Merger:

     1. Names of Each Party to the Merger. PROFIT will merge with and into WADE.

     2. Terms and Conditions of Merger. The effective date of merger shall be upon the filing of the Articles of Merger with the appropriate office or division of the State of Utah or December 20, 1997 or whichever first occurs Upon the effective date of the merger. The separate corporate existence of PROFIT shall cease; title to all real estate and other property owned by PROFIT shall be vested in WADE without reversion or impairment; and the Surviving Company shall have all liabilities of PROFIT. Any proceeding pending by or against PROFIT may be continued as if such merger did not occur, or the Surviving Company may be substituted in the proceeding for WADE.

     3. Governing Law. The laws of the State of Nevada shall govern the Surviving Company.

     4. Name of Surviving Company. The name of the Surviving Company shall be Wade Cook Financial Corporation.

    5. Registered Agent and Registered Office. The address of the registered office of the Surviving Company shall be 3885 S. Decatur Blvd., Suite 2010, Las Vegas, Nevada, 89103, and the name of the Registered Agent shall be Acorn Corporation Services, Inc.

    6.  Accounting. The assets and liabilities of WADE and PROFIT
(collectively the "Constituent Parties") as of the effective date of the merger shall be taken up on the books of the Surviving Company at the amounts at which they are carried at that time on the respective books of the Constituent Parties.

    7. Certificate of Formation. The Articles of Incorporation of WADE are hereby executed and attached hereto as Exhibit "A", and incorporation herein by this preference. The Articles of Incorporation shall constitute the Articles of Incorporation of the Surviving Company.

    8. Bylaws. The Bylaws of WADE as of the effective date of the merger shall be consistent and not contradict any provisions provided herein.

    9. Directors. The Directors of PROFIT as of the effective date of the merger may or may not serve as directors of the Surviving Company. An initial board of directors (or director) shall be designated in the Articles of Incorporation of the Surviving Company and may be changed from time to time as provided for in the Surviving Company's Bylaws.

    10. Manner and Basics of converting Shares. As of the effective date of the merger:

         a) Each share of WADE issued and outstanding shall continue to be one share of the Surviving Company.

         b) The shareholders in PROFIT shall convert their shares of common stock on the basis of one share of PROFIT common stock for three shares of common stock in the Surviving Company. As a result of this conversion, the shareholders of the Surviving Company will own a total equity interest in the Surviving Company measured by each member's pro rata interest in PROFIT.

         c) Any authorized but unissued shares of PROFIT, if any, on the effective date of merger shall be surrendered to the Surviving Company for cancellation, and no shares of the Surviving Company shall be issued in respect thereof.

         d) On the effective date of the merger, holders of shares certificated in PROFIT shall be deemed to be holders of share certificates in Surviving Company and such holders may, but need not surrender them to the Surviving Company, or its appointed agent, in such manner as the Surviving Company legally shall require. Upon receipt of such certificate, the Surviving Company shall issue in exchange therefor a

Agreement and Plan of Merger
Page 2 of 4
certificate of shares in the Surviving Company representing the number of shares to which such holder shall be entitled as set forth above.

         e) In addition, such holders shall be entitled to receive any distributions on such shares of the Surviving Company which may have been declared and paid between the effective date of the merger and the issuance to such shareholder of the certificate of such shares.

         f) Any options granted by PROFIT to purchase unissued shares or shares equivalents of PROFIT shall continue to be options to purchase equal numbers of shares of common stock of the Surviving Corporation without any change in the terms and conditions as set forth in such options.

    11. Shareholder and Member Approval. This Plan of Merger shall be submitted to the shareholders of WADE and PROFIT for their approval in the manner provided under the laws of the states of Nevada and Utah respectively. After approval by a vote of the holders of a simple majority of the shares entitled to vote thereon of WADE and the holders of more than fifty percent (50%) of the issued shares by the shareholders of PROFIT the Articles of Merger shall be filed as required under the laws of the State of Nevada.

    12. Rights of Dissenting Shareholders. Any shareholder of WADE or PROFIT who has the right to dissent from this merger as provided under the laws of the states of Nevada and Utah, and who so dissents in accordance with requirements thereof, shall be entitled, upon surrender of the certificate or certificates representing certificated shares or upon imposition of restrictions of transfer of uncertificated shares, to receive payment of the fair value of such shareholder's shares as provided pursuant to the law of the states of Nevada and Utah.

    13. Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State upon a vote of a majority of the Board of Directors of WADE and of PROFIT. If the merger is terminated, there shall be no liability on the part of either Constituent Party, their respective Boards of Directors or shareholders.

    14. Counterparts. This Plan of Merger may be executed in any number of counterparts or by facsimile, and all such counterparts and copies shall be and constitute an original instrument.



Agreement and Plan of Merger
Page 3 of 4

    IN WITNESS WHEREOF, this Plan of Merger has been adopted by the undersigned companies as of 15th day of August 1997.

PROFIT FINANCIAL CORPORATION           WADE COOK FINANCIAL
                                         CORPORATION

By:       Wade B. Cook                 By:      Wade B. Cook
     ----------------------------            --------------------------

Name:    Wade B. Cook                  Name:    Wade B. Cook
     ----------------------------            --------------------------

Its:     President                     Its:     President
     ----------------------------            --------------------------







Agreement and Plan of Merger
Page 4 of 4

[STAMP]
                           Certificate of Correction

   This Certificate of Correction is in regards to the Articles of Merger and the Agreement and Plan of Merger of, by and between, Profit Financial Corporation, a Utah Corporation, and Wade Cook Financial Corporation, a Nevada Corporation, filed on Friday, December 19th, 1997. Upon further inspection, several clerical errors have been identified. The following corrections should be made as follows:

   As to the Articles of Merger:

      1) The reference to "Profit Financial Corporation, a Utah corporation" in the first paragraph should be corrected to read "Wade Cook Financial Corporation (formerly Profit Financial Corporation), a Utah corporation."
      2) The reference to "PROFIT" in the first paragraph should be corrected to read "UTAHWADE".
      3) The phrase "and together with PROFIT, "Constituent Entity" in the first paragraph should be deleted.
      4) The reference to "Profit Financial Corporation" in Article I should be corrected to read "Profit Financial Corporation (now known as Wade Cook Financial Corporation)".
      5) Article II should be corrected in full to read "An agreement and plan of merger (the "Plan"), attached to these Articles of Merger as Exhibit A, has been approved by the shareholders of UTAHWADE. At the time of voting, 4,120,313 votes were cast in favor of the Plan by shareholders holding common stock of UTAHWADE, the only class of stock entitled to vote on the matter. Such vote was sufficient to approve the Plan."
      6) The reference to "Constituent Entity" in Article III should be corrected to read "UTAHWADE or WADE".
      7) Article IV should be corrected in full to read "The effective date of these Articles of Merger shall be upon filing of these Articles of Merger with the appropriate office or division of the State of Nevada or December 24, 1997, whichever first occurs."
      8)  Article V should be deleted in full.

      As to the Agreement and Plan of Merger:

      1) The phrase "22nd day of December, 1997" in the first paragraph should be corrected to read "15th day of August, 1997."
      2) The reference to "Profit Financial Corporation, a Utah corporation ("PROFIT") in the first paragraph should be corrected to read "Wade Cook Financial Corporation (formerly Profit Financial Corporation), a Utah corporation ("UTAHWADE").
      3)  All references to "PROFIT" should be corrected to read "UTAHWADE."
      4) The first sentence in subsection C10(b) should be corrected in full to read "The shareholders in UTAHWADE shall convert their shares of common stock on the basis of one share of UTAHWADE common stock for one share of common stock in the Surviving Company."

 5) The reference to "Profit Financial Corporation" in the signature line should be corrected to read "Wade Cook Financial Corporation, formerly Profit Financial Corporation [Utah]."

DATED this 24th day of December, 1997.

ACKNOWLEDGED:
WADE COOK FINANCIAL CORPORATION

By:      Wade B. Cook
    --------------------------
Wade B. Cook, President & Chairman

                       PROFIT FINANCIAL CORPORATION

                            ARTICLES OF MERGER


Pursuant to the provisions of the Revised Business Corporation Act of the State of Utah, Title 16, Chapter 10a, the undersigned corporation hereby submits the following Articles of Merger for filing for the purpose of merging Wade Cook Financial Corporation (formerly Profit Financial Corporation), a Utah corporation ("Profit"), into Wade Cook Financial Corporation, a Nevada corporation ("WADE").

                               ARTICLE  I

Profit Financial Corporation (now known as Wade Cook Financial Corporation) is a corporation organized and existing under the laws of the State of Utah with its address at 3098 South Highland Drive, Suite 460, Salt Lake City, Utah 84106.

Wade Cook Financial Corporation is a corporation duly organized and existing under the laws of the State of Nevada whose address is 3885 S. Decatur Blvd., Suite 2010, Las Vegas, Nevada 89103.

                               ARTICLE  II

An agreement and plan of merger (the "Plan"), attached to these Articles of Merger as Exhibit A, has been approved by the shareholders of Profit. At the time of voting, 4,120,313 votes were cast in favor of the Plan by shareholders holding common stock of Profit, the only class of stock entitled to vote on the matter. Such vote was sufficient to approve the Plan.


                              ARTICLE  III

Neither Profit or WADE is a subsidiary and therefore, the approval of the shareholders of any parent company was not necessary.


                               ARTICLE  IV

The effective date of these Articles of Merger shall be upon the filing of these Articles of Merger with the appropriate office or division of the State of Utah or December 20, 1997, whichever first occurs.

     DATED this 20TH day of December, 1997.


                            Profit Financial Corporation (A Utah Corporation) (now known as WADE COOK FINANCIAL CORPORATION)

                            By:     /s/Wade B. Cook
                            Name:   Wade B. Cook
                            Its:    President

ACKNOWLEDGED:
WADE COOK FINANCIAL CORPORATION

By:    /s/Laura M. Cook
Name:  Laura M. Cook
Its:   Secretary

STATE OF WASHINGTON)
                   )
COUNTY OF KING     )

    Before me, a Notary Public in and for said county and state, personally appeared Ken Zeringer, President of Columbia Corporate Services, Inc. who is known to me to be the same person who executed the foregoing Articles of Incorporation and duly acknowledged execution of the same. In witness whereof, I have hereunto subscribed my name and affixed my official seal this 18 day of December 1997.


                                          [ILLEGIBLE]
                                          -------------------------------------
        [SEAL]                            Notary Public in and for the
                                          State of Washington residing
                                          at Seattle, WA


For authorization see Exhibit "A", "Corporate Resolution", attached hereto and made a part hereof by reference.

                            CORPORATE RESOLUTION

BE IT HEREBY RESOLVED, by the Board of Directors of Wade Cook Financial Corporation, formerly Profit Financial Corporation, a Utah corporation, that the corporation authorize an increase in the total authorized common stock of the company by 80,000,000 shares to 140,000,000 shares of common stock par value $.01.

I, Laura Cook, Secretary of Wade Cook Financial Corporation, formerly Profit Financial Corporation, hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors of said Corporation at a meeting duly held the 13th day of August, 1997 in Seattle, Washington at which a quorum was present and voting, and that the same has not been repealed or amended and remains in full force and effect and does not conflict with the By-laws of said Corporation.


Dated: 12/18/97                        /s/ Laura M. Cook
       ------------------              -------------------------------
                                       Laura Cook, Secretary
                                       Wade Cook Financial Corporation


STATE OF WASHINGTON)
                   )
COUNTY OF KING     )

    On the 18 day of December, 1997 personally appeared before me, Laura M. Cook, signer of the above instrument, who duly acknowledged to me that she executed the same.


My Commission Expires                          /s/ Patricia A. Sanders
       1-3-2001                                ----------------------------
---------------------                          Notary Public

                                               3215 South 314th Place
[SEAL]                                         ----------------------------
                                               Residing At:

                                               Auburn, WA 98001
                                               ----------------------------

                    MINUTES OF THE ANNUAL MEETING
                         OF SHAREHOLDERS
                                OF
                   WADE COOK FINANCIAL CORPORATION

                        December 10, 1997


   The 1997 Annual Meeting of Shareholders of Wade Cook Financial Corporation (the "Company"), was held at the Company's headquarters located at 14675 Interurban Avenue, South, Seattle, Washington at 2:00 p.m., local time, on December 10, 1997.

   The meeting was called to order by the company's Chairman and Chief Executive Officer, Wade B. Cook. Mr. Cook served as Chairman of the meeting. The Chairman welcomed the shareholders in attendance. Lisa Michaels, was introduced as the "Inspector of Elections".

   Mr. Cook announced that a complete list of the shareholders of record of the Company as of September 1, 1997, the record date set by the Board of Directors to determine these shareholders entitled to vote at this meeting, was available at the meeting.

   The Chairman introduced the first item of business, which was the election of directors for the forthcoming year. The Chairman mentioned Dr. Warren Chancy, would no longer be considered for election to the Board of Directors. There being no additional nominations, shareholders cast their votes for the election of directors. The Chairman introduced the Company's key officers and members of its Board of Directors present at the meeting:

   Laura M. Cook - Director and Secretary
   John Childers, Sr. - Speaker Training Manager and Director
   Nicholas Dettman - Director
   Eric Marler - Speaker and Director
   Robert Hondel - Quantum Marketing and Director
   Cheryle Hamilton - President of Lighthouse Publishing and Director Pamela Andersen - Real Estate Investment manager and Director
   Robin Anderson - Sales manager and Director
   Kiman Lucas - General Counsel

   The second item of business was ratification of the Company's name change from Profit Financial Corporation, to Wade Cook Financial Corporation. Shareholders cast their ballots.

   The third item of business was authorization of reincorporation in the state of Nevada. Shareholders cast their ballots.

WADE COOK FINANCIAL CORPORATION
MINUTES OF THE ANNUAL MEETING
OF SHAREHOLDERS (page 2)

    The fourth item of business was adoption of the 1997 Stock Incentive Plan. Shareholders cast their ballots.

    The final item of business was authorization of an increase in the total number of common stock of the company to 140,000,000 shares. Shareholders cast their ballots.

    The Chairman gave a report on the Company's fiscal year and plans for the future. Following his report, the Inspector of Elections informed the Chairman of the election results.

    The Chairman announced that all issues received a majority of affirmative votes and passed successfully.

    After the election results were announced, Mr. Cook responded to several questions from the floor. Mr. Cook then returned to his discussion about the Company's performance and vision for the upcoming fiscal year.

    The meeting was adjourned at approximately 3:30 p.m. local time.

                                       SECRETARY

                                       /s/ Laura M. Cook
                                       -------------------------
                                       Laura M. Cook

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

On the 18 day of December, 1997 personally appeared before me, Laura M. Cook, signer of the above instrument, who duly acknowledged to me that she executed the same.

My Commission Expires
     1-9-2001                          [illegible]
---------------------                  -------------------------
                                       Notary Public

                                       Residing at:
[SEAL]                                 [illegible]
                                       -------------------------
                                       [illegible]

                                     [SEAL]

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that WADE COOK FINANCIAL CORPORATION did on December 19, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                       IN WITNESS WHEREOF, I have hereunto
                                       set my hand and affixed the Great Seal
                                       of the State, at my office, in Carson
                                       City, Nevada, on December 22, 1997.

                                     [SEAL]  /s/ Dean Heller
                                             Secretary of State

                                             /s/ [illegible]
                                             Certification Clerk

                          ARTICLES OF INCORPORATION
                                      OF
[STAMP]                WADE COOK FINANCIAL CORPORATION


    The undersigned incorporator, for the purpose of forming a corporation (hereinafter referred to as the "Corporation") under the General Corporation Law of the State of Nevada (Title 7, Chapter 78 of the Nevada Revised Statutes, and the act amendatory thereof) does hereby adopt the following Articles of Incorporation.

    ARTICLE I: The name of the corporation (hereinafter called the "Corporation") is WADE COOK FINANCIAL CORPORATION.

    ARTICLE II: The name of the Corporation's resident agent in the state of Nevada is Acorn Corporate Services, Inc. and the street address of the said resident agent where process may be served is 3885 S. Decatur Blvd., Suite 2010, Las Vegas, Nevada 89103.

    ARTICLE III: The number of shares the Corporation is authorized to issue is 60,000,000 shares of Common Stock with a par value of $0.01 per share and 5,000,000 shares of Preferred Stock, with a par value of $10.00 per share. Shares of either the common or preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series may have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of stock shall have such voting powers, full or limited, or no voting power, and such other relative, participating, optional or other rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences and conversion rights, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Nevada. Any action by the Board of Directors under this section shall require the affirmative vote of a majority of the members of the Board of Directors then in office.

    ARTICLE IV: No holder of any of the shares of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the Corporation may issue or sell, whether or not such shares are exchangeable for any shares of the Corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by these Articles of Incorporation as originally filed, or by any amendment thereof, or out of shares of the Corporation acquired by it after the issue thereof, nor shall any holder of any of the shares of the Corporation, as such holder have any right to purchase or subscribe for any obligations which the Corporation may

Issue or sell that shall be convertible into, or exchangeable for, any shares of the Corporation of any class or classes, or to which shall be attached or shall be appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the Corporation any shares of any class or classes.

    ARTICLE V: The governing board of the Corporation shall be styled as "Directors". The initial Board of Directors shall consist of ten members and may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation; provided however, that the number shall not be less than 3 or more than 12, and shall not be increased by more than two directors in any calendar year. In case of an increase in the number of directors, the additional director or directors shall be elected by the shareholders at an annual meeting or at a special meeting called for that purpose. In case of a vacancy in the Board of Directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.

    the directors of this Corporation will be divided into three classes:
Class I, Class II, and Class III. Such classes must be as nearly equal in number as possible. The term of the initial Class I directors will expire at the first annual meeting of the shareholders following the designation, the term of the initial Class II directors will expire at the second annual meeting the shareholders following designation; and the term of the initial Class III directors will expire at the third annual meeting of the shareholders following designation. Thereafter, the term of office of a director shall be three years. If the number of directors is increased or decreased in the manner specified in the Bylaws, such change will be apportioned among the classes so that after the change, the classes will remain as nearly equal in number as possible.

    Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of this corporation, the provisions of this Article V may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation without the affirmative vote of the holders of at least two-thirds (2/3rds) of the Corporation's outstanding Common Stock.

    The names and street addresses and class designations of the initial directors of the Corporation are as follows:

NAME               ADDRESS                                   CLASS

Wade B. Cook         14675 Interurban Avenue South            III
                     Seattle, Washington 98168

ARTICLE VI: The purposes for which the Corporation organized is to engage in any lawful act or activity for which a corporation may be organized pursuant to the General Corporation Law of the State of Nevada.


ARTICLE VII: The name and street address of the incorporator executing these Articles of Incorporation are as follows:

NAME                                     ADDRESS
Columbia Corporate Services, Inc.        701 Fifth Avenue, Suite 5701
                                         Seattle, WA 98104


ARTICLE VIII: The Corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other Bylaw, Contract or Agreement, or Resolution adopted by the shareholders entitled to vote thereon after notice.


ARTICLE IX:  The period of duration of the Corporation shall be perpetual.


ARTICLE X: The personal liability of each and all of the Directors of the Corporation is hereby eliminated to the fullest extent allowed as provided by the Nevada General Corporation Law,as the same may be supplemented and amended.

The undersigned incorporator has executed these Articles of Incorporation this 18th day of December, 1997.


                                     COLUMBIA CORPORATE SERVICES, INC.

                                     /s/  Ken Zeringer
                                     By:  Ken Zeringer
                                     Its: President

STATE OF WASHINGTON )
                    )  ss.
COUNTY OF KING      )

    Before me, a Notary Public in and for said county and state, personally appeared Ken Zeringer, President of Columbia Corporate Services, Inc. who is known to me to be the same person who executed the foregoing Articles of Incorporation and duly acknowledged execution of the same. In witness whereof, I have hereunto subscribed my name and affixed my official seal this 18 day of December, 1997.


                                       /s/ [ILLEGIBLE]
                                       --------------------------------
                                       Notary Public in and for the
[NOTARY SEAL]                          State of Washington residing
                                       at Seattle, WA.












Articles of Incorporation - Wade Cook Financial Corporation
Page -4-

[STAMP]



                           Certificate of Correction


     This certificate of Correction is in regards to the Articles of Merger and the Agreement and Plan of Merger of, by and between Profit Financial Corporation, a Utah Corporation, and Wade Cook Financial Corporation, a Nevada Corporation, filed on Friday, December 19th, 1997. Upon further inspection, several clerical errors have been identified. The following corrections should be made as follows:

As to the Articles of Merger:
     1) The reference to "Profit Financial Corporation, a Utah corporation" in the first paragraph should be corrected to read "Wade Cook
        Financial Corporation (formerly Profit Financial Corporation), a Utah corporation."
     2) The reference to "PROFIT" in the first paragraph should be corrected to read "UTAHWADE."
     3) The phrase "and together with PROFIT, "Constituent Entity" in the first paragraph should be deleted.
     4) The reference to "Profit Financial Corporation" in Article I should be corrected to read "Profit Financial Corporation (now known as Wade Cook Financial Corporation)".
     5) Article II should be corrected in full to read "An agreement and plan of merger (the "Plan"), attached to these Articles of Merger as Exhibit A, has been approved by the shareholders of UTAHWADE. At the time of voting, 4,120,313 votes were cast in favor of the Plan by shareholders holding common stock of UTAHWADE, the only class of stock entitled to vote on the matter. Such vote was sufficient to approve the Plan."
     6) The reference to "Constituent Entity" in Article III should be corrected to read "UTAHWADE or WADE".
     7) Article IV should be corrected in full to read "The effective date of these Articles of Merger shall be upon filing of these Articles of Merger with the appropriate office or division of the State of nevada or December 24, 1997, whichever first occurs."
     8) Article V should be deleted in full.

     As to the Agreement and Plan of Merger:
     1) The phrase "22nd day of December, 1997" in the first paragraph should be corrected to read "15th day of August, 1997."
     2) The reference to "Profit Financial Corporation, a Utah corporation ("PROFIT") in the first paragraph should be corrected to read "Wade Cook Financial Corporation (formerly Profit Financial Corporation), a Utah corporation ("UTAHWADE")."
     3) All references to "PROFIT" should be corrected to read "UTAHWADE."
     4) The first sentence in subsection C10(b) should be corrected in full to read "The shareholders in UTAHWADE shall convert their shares of common stock on the basis of one share of UTAHWADE common stock for one share of common stock in the Surviving Company."

     5) The reference to "Profit Financial Corporation" in the signature line should be corrected to read "Wade Cook
        Financial Corporation, formerly Profit Financial
        Corporation [Utah]."

        DATED this 24th day of December, 1997.

        ACKNOWLEDGED:
        WADE COOK FINANCIAL CORPORATION

        By:
           ----------------------------------
           Wade B. Cook, President & Chairman